Exhibit 99.1

Kadmon Provides Business Update and Reports First Quarter 2021 Financial Results

NEW YORK, May 6, 2021 – Kadmon Holdings, Inc. (Nasdaq: KDMN) today provided a business update and reported financial and operational results for the first quarter of 2021.

“We continue to ramp up commercial launch preparation activities for belumosudil in anticipation of the PDUFA goal date of August 30, 2021. Labeling discussions with the FDA are progressing and we believe that belumosudil, if approved, will serve a critical, unmet need for patients with cGVHD,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “In addition, we are exploring the therapeutic potential of belumosudil in systemic sclerosis, a disease with similar manifestations to cGVHD. We continue to enroll patients in two separate Phase 2 studies in this indication and expect to present initial data from the open-label study by year-end 2021. In parallel, we are advancing the ongoing Phase 1 clinical trial of KD033, our anti-PD-L1/IL-15 fusion protein. We look forward to sharing initial safety data from this trial at ASCO in June 2021 and additional clinical data in the fourth quarter of 2021.”

2021 Anticipated Key Clinical Milestones:

Belumosudil in chronic graft-versus-host disease (cGVHD)

•	Continue commercial launch readiness activities in anticipation of the Prescription Drug User Fee Act (PDUFA) goal date of August 30, 2021

Belumosudil in diffuse subcutaneous systemic sclerosis (dcSSc)

•	Continue enrollment in the open-label Phase 2 clinical trial of belumosudil in patients with dcSSc (KD025-215); the Company plans to present initial data from the trial by year-end 2021
•	Continue enrollment in ongoing placebo-controlled Phase 2 clinical trial in dcSSc (KD025-209)

KD033

•

Present initial safety data from the ongoing Phase 1 clinical trial of KD033, the Company’s anti-PD-L1/IL-15 fusion protein, in patients with metastatic or locally advanced solid tumors, at the American Society of Clinical Oncology (ASCO) Annual Meeting, to be held June 4-8, 2021; additional clinical data from the trial are expected to be available in Q4 2021

•	Enrollment in the first two dose cohorts of the KD033 Phase 1 trial (KD033-101) was successfully completed; enrollment is ongoing in the next dose level (cohort 3)

Financial Results

First Quarter 2021 Results

Loss from operations for the three months ended March 31, 2021 was $27.4 million compared to $16.1 million for the same period in 2020, which included $6.0 million in one-time license revenues related to the Meiji strategic partnership.

The $5.6 million increase in operating expenses for the three months ended March 31, 2021 as compared to 2020 was primarily related to belumosudil commercial launch readiness activities, as well as research and development costs for KD033 and our preclinical product candidates.

Liquidity and Capital Resources

At March 31, 2021,  the Company’s cash, cash equivalents and marketable debt securities totaled $295.9 million, compared to $123.9 million at December 31, 2020.

About Belumosudil

Belumosudil (KD025) is a selective oral inhibitor of Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response and pro-fibrotic processes. The FDA granted Priority Review for the New Drug Application (NDA) for belumosudil for the treatment of cGVHD and has assigned a PDUFA goal date of August 30, 2021. The NDA is being reviewed under the FDA’s Real-Time Oncology Review (RTOR) and Project Orbis pilot programs. The FDA has granted Breakthrough Therapy Designation to belumosudil for the treatment of patients with cGVHD after failure of two or more lines of systemic therapy. The FDA has also granted Orphan Drug Designation to belumosudil for the treatment of cGVHD and for the treatment of systemic sclerosis.

About Kadmon

Kadmon is a clinical-stage biopharmaceutical company that discovers, develops and delivers transformative therapies for unmet medical needs. Kadmon’s clinical pipeline includes treatments for immune and fibrotic diseases as well as immuno-oncology therapies.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Among those risks and uncertainties are risks related to market conditions, including market interest rates, and the trading price and volatility of Kadmon's common stock. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) the impact of the COVID-19 pandemic on our business, workforce, patients, collaborators and suppliers, including delays in anticipated timelines and milestones of our clinical trials and on various government agencies who we interact with and/or are governed by; (iv) our reliance on the success of our product candidates; (v) the timing or likelihood of regulatory filings and approvals, especially in light of the COVID-19 pandemic;  (vi) the benefits of FDA designations such as Breakthrough Therapy, and review of our NDA under the FDA’s Oncology Center of Excellence pilot program, RTOR, and the FDA's Project Orbis initiative; (vii) our ability to expand our sales and marketing capabilities; (viii) the commercialization, pricing and reimbursement of our product candidates, if approved; (ix) the implementation of our business model, strategic plans for our business, product candidates and technology; (x) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (xi) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xii) costs associated with defending intellectual property infringement, product liability and other claims; (xiii) regulatory developments in the United States, Europe, and other jurisdictions; (xiv) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xvi) our ability to maintain and establish collaborations; (xvii) the rate and degree of market acceptance of our product candidates, if approved; (xviii) developments relating to our competitors and our industry, including competing therapies; (xix) our ability to effectively manage our anticipated growth; (xx) our ability to attract and retain qualified employees and key personnel; (xxi) our expected use of cash and cash equivalents and other sources of liquidity; (xxii) our expected use for the proceeds from the offering of our convertible senior notes; (xxiii) the potential benefits of any of our product candidates being granted orphan drug designation; (xxiv) the future trading price of the shares of our common stock and impact of securities analysts' reports on these prices; (xxv) our ability to apply unused federal and state net operating loss carryforwards against future taxable income and/or (xvi) other risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), including Kadmon's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2021. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues
Net sales	$360	$589
Other revenue	203	6,146
Total revenue	563	6,735
Cost of sales	96	328
Write-down of inventory	—	284
Gross profit	467	6,123
Operating expenses:
Research and development	15,274	12,874
Selling, general and administrative	12,596	9,366
Total operating expenses	27,870	22,240
Loss from operations	(27,403)	(16,117)
Total other expense	(975)	(13,180)
Income tax expense	—	—
Net loss	$(28,378)	$(29,297)
Deemed dividend on convertible preferred stock	543	517
Net loss attributable to common stockholders	$(28,921)	$(29,814)

Basic and diluted net loss per share of common stock	$(0.17)	$(0.19)
Weighted average basic and diluted shares of common stock outstanding	171,689,510	158,031,405

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	March 31,	December 31,
	2021	2020

Cash, cash equivalents and marketable debt securities	$295,898	$123,858
Other current assets	4,738	2,879
Investment, equity securities	10,069	10,564
Right of use lease asset	15,204	16,112
Other noncurrent assets	9,198	9,297
Total assets	$335,107	$162,710

Current liabilities	28,255	29,471
Lease liability - noncurrent	14,479	15,579
Other long term liabilities	233,169	1,637
Total liabilities	275,903	46,687
Total stockholders’ equity	59,204	116,023
Total liabilities and stockholders’ equity	$335,107	$162,710

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com